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                                                                   Exhibit 10.16

                      REDEMPTION AND TERMINATION AGREEMENT

            Redemption and Termination Agreement (this "AGREEMENT"), dated as of April 19, 2001, by and among Learn2.com, Inc., a Delaware corporation with headquarters located at 1311 Mamaroneck Avenue, White Plains, New York 10605 (the "COMPANY"), E-Stamp Corporation, a Delaware corporation with headquarters located at 2051 Stierlin Court, Mountain View, California 94043 ("E-STAMP"), and RGC International Investors, LDC ("RGC").

            WHEREAS:

      A. RGC is the holder of (i) that certain Convertible Debenture, dated March 10, 2000, in the aggregate principal amount of $10,000,000 (the "DEBENTURE"), which is convertible into shares of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK"), subject to the terms and conditions set forth in the Debenture and (ii) a certain Stock Purchase Warrant issued on March 10, 2000, which is exercisable for 337,268 shares of Company Common Stock (the "2000 WARRANT");

      B. RGC and the Company are parties to that certain (i) Securities Purchase Agreement, dated as of March 10, 2000 (the "PURCHASE AGREEMENT"), and (ii) Registration Rights Agreement, dated as of March 10, 2000 (the "REGISTRATION RIGHTS AGREEMENT" and, collectively with the Debenture, the 2000 Warrant and the Purchase Agreement, the "TRANSACTION DOCUMENTS");

      C. Concurrently with the execution of this Agreement, the Company is entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated April 19, 2001 with E-Stamp in the form attached hereto as EXHIBIT A;

      D. The Merger Agreement contemplates, among other things, the merger (the "MERGER") of the Company into E-Stamp in exchange for shares of common stock, par value $0.001 per share, of E-Stamp ("E-STAMP COMMON STOCK") as well as the investment by E-Stamp, on or prior to April 23, 2001, of $2,000,000 in exchange for a note issued by the Company, in the form attached hereto as EXHIBIT B (the "NOTE"), which note is convertible into a newly designated series of convertible preferred stock of the Company, to be designated as Series E Preferred Stock, par value $0.01 per share, pursuant to a Certificate of Designations, Preferences and Rights in the form attached hereto as EXHIBIT C (the "SERIES E PREFERRED STOCK") (the "PRIVATE PLACEMENT");

      E. The Merger Agreement, the Note and the Series E Preferred Stock provide that, effective upon the consummation of the Merger, the Note and/or the Series E Preferred Stock and/or any shares of Company Common Stock issued and/or issuable upon conversion thereof shall be cancelled without any consideration;

      F. The Note shall be unsecured and shall rank PARI PASSU and equal in right of payment with the indebtedness of the Company evidenced by the Debenture; and


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      G. In order to facilitate the transactions contemplated by the Merger
Agreement, the Company, E-Stamp and RGC desire, upon the terms and conditions set forth herein, to provide for (i) the modification of the Transaction Documents, as set forth more fully in this Agreement, and (ii) the full satisfaction of the Company's obligations under the Transaction Documents (including the redemption of the Debenture) upon the consummation of the Merger, as set forth more fully in this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Company, E-Stamp and RGC hereby agree as follows:

            1. AGREEMENTS BETWEEN THE COMPANY, E-STAMP AND RGC.

                  (a) REDEMPTION OF THE DEBENTURE; TERMINATION OF TRANSACTION DOCUMENTS. Subject to and immediately prior to the consummation of the Merger and subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6 hereof, the Company shall redeem the Debenture (including all outstanding principal and interest thereunder) in exchange for, and RGC shall surrender the Debenture (including all rights to outstanding principal and interest thereunder) in exchange for, (i) the payment by E-Stamp to RGC of $1,000,000 by wire transfer to an account designated by RGC and (ii) the issuance by the Company to RGC of a number of shares of Company Common Stock (the "COMPANY SHARES") which, upon the consummation of the Merger, will be converted into the right to receive shares of E-Stamp Common Stock representing 16.67% of the aggregate issued and outstanding E-Stamp Common Stock immediately following the consummation of the Merger (the "E-STAMP SHARES") (for purposes of such calculation, treating as issued and outstanding immediately following the consummation of the Merger all shares of E-Stamp Common Stock issuable upon the exercise of outstanding options and warrants (including options and warrants to purchase shares of E-Stamp Common Stock which were issued pursuant to the terms of the Merger Agreement in exchange for options and warrants to purchase shares of Company Common Stock) which were included in the definition of "E-Stamp Total Outstanding Shares" and/or "Learn2 Total Outstanding Shares" (as each such term is defined in the Merger Agreement) immediately prior to the consummation of the Merger). The issuance of the E-Stamp Shares to RGC shall be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to that certain Registration Statement on Form S-4 to be filed by E-Stamp pursuant to the Merger Agreement. The E-Stamp Shares shall be freely tradeable by RGC without restriction under the Securities Act (except as provided by Rule 145 promulgated under the Securities Act and by this Agreement). E-Stamp agrees to register the resale by RGC of the E-Stamp Shares under the Securities Act in accordance with the terms and provisions set forth in that certain Registration Rights Agreement of even date herewith by and between E-Stamp and RGC in the form attached hereto as EXHIBIT D (the "E-STAMP REGISTRATION RIGHTS AGREEMENT"). Subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6 hereof, the closing of the redemption of the Debenture (the "CLOSING") shall take place concurrent with the closing of the Merger at the offices of Swidler Berlin Shereff Friedman LLP, 405 Lexington Avenue, New York, New York 10174 or at such other place as is agreed to by the parties hereto. Upon receipt by RGC of such $1,000,000 and the Company Shares and concurrent with the Merger, the Debenture shall be redeemed, the Transaction Documents shall


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terminate and RGC shall have no further rights or remedies against the Company and E-Stamp under the Transaction Documents.

                  (b) RETENTION OF RIGHTS. Subject to the terms and conditions of the Waiver attached hereto as EXHIBIT E, RGC shall retain all of its rights and remedies set forth in the Debenture and the Transaction Documents until such time as the Debenture is redeemed pursuant to the terms and conditions of this Agreement.

                  (c) TRADING LIMITATIONS. In the event that the Merger is consummated and subject to the conditions set forth in the last sentence of this
Section 1(c), RGC agrees that (i) it will conduct any Sales (as defined below) of E-Stamp Common Stock in compliance with all relevant securities laws and regulations and will not create any daily low trading prices in the E-Stamp Common Stock, (ii) until one hundred eighty (180) days from the closing of the Merger, it will not engage in any Sales of E-Stamp Common Stock, and (iii) during the period beginning one hundred and eighty (180) days from the closing of the Merger and ending on the one (1) year anniversary of the closing of the Merger, its Sales of E-Stamp Common Stock in any calendar month will not exceed 5% of the lesser of (a) the total trading volume of the E-Stamp Common Stock for the previous calendar month and (b) the aggregate number of shares of E-Stamp Common Stock beneficially owned by RGC immediately following the consummation of the Merger; PROVIDED, HOWEVER, that the foregoing trading limitations shall not prevent RGC from selling up to 5% of the aggregate trading volume in any Trading Day (as defined in the Debenture); and, PROVIDED FURTHER, HOWEVER, that the foregoing trading limitations shall not apply to block sales of at least 25,000 shares of E-Stamp Common Stock to a single purchaser (who is not an "affiliate" (as such term is defined in the Securities Act) of RGC) at a price greater than the immediately preceding sale price of E-Stamp Common Stock on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets, PROVIDED that the aggregate block sales effected by RGC in any calendar month will not exceed 15% of the total trading volume of the E-Stamp Common Stock for the previous calendar month. The restrictions set forth in clauses (i), (ii) and (iii) above shall only apply to RGC if (x) each of the officers and directors of the Company and E-Stamp who are serving in such capacity as of the date hereof and (y) each of the holders of five percent (5%) or more of the outstanding shares of E-Stamp Common Stock immediately following the consummation of the Merger agree to the same restrictions with respect to any Sales of E-Stamp Common Stock beneficially owned by them; PROVIDED, HOWEVER, that (1) in the case of any such officer, director or five percent (5%) holder, the limitation referred to in subpart (b) of clause (iii) above shall be deemed to refer to the aggregate number of shares of E-Stamp Common Stock beneficially owned by such officer, director or five percent (5%) holder immediately following the consummation of the Merger, (2) the exceptions set forth in the provisos to clause (iii) above shall not apply to Sales by any such officer or director and (3) notwithstanding the limitation referred to in subpart (b) of clause (iii) above (but subject to the limitation referred to in subpart (a) of clause (iii) above), each such officer and director shall be permitted to sell up to 5,000 shares of E-Stamp Common Stock (as adjusted for stock splits, stock dividends and similar events) in any calendar month during the period specified in clause (iii) above; and, PROVIDED FURTHER, that such restrictions shall expire with respect to any officer or director (other than Stephen Gott and Donald Schupak) whose employment with or service to the Company or E-Stamp is subsequently terminated, so long as such officer or director is not (or would not be following consummation of the Merger), at the time of such termination, a holder


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of five percent (5%) or more of the outstanding shares of E-Stamp Common Stock.
"SALE", for purposes of this Section 1(c), shall mean the sale, assignment, transfer, or other disposition of, or the entering into of any contract, option or other agreement or understanding (including, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from E-Stamp Common Stock) with respect to the direct or indirect sale, assignment, transfer or other disposition of shares of E-Stamp Common Stock; PROVIDED, HOWEVER, that the term "SALES" shall not include the pledge by RGC of the E-Stamp Shares as collateral in connection with a BONA FIDE margin account or other lending arrangement.

                  (d) NOTE. RGC acknowledges and consents to the issuance of the Note to E-Stamp, the incurrence of the debt covered by the Note, and all related transactions (including without limitation the grant of the option to E-Stamp to purchase the Company's property located at One American Way, Pryor, Oklahoma 74361). RGC further agrees that the Note shall rank PARI PASSU and equal in right of payment with the indebtedness of the Company evidenced by the Debenture.

            2. RGC'S REPRESENTATIONS AND WARRANTIES. RGC represents and warrants to the Company and E-Stamp that:

                  (a) ORGANIZATION AND QUALIFICATION. RGC is a limited duration company duly organized, validly existing and in good standing under the laws of the Cayman Islands, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

                  (b) AUTHORIZATION; ENFORCEMENT. (i) RGC has all requisite power and authority to enter into and perform this Agreement and the E-Stamp Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby, (ii) the execution and delivery of this Agreement and the E-Stamp Registration Rights Agreement by RGC and the consummation by RGC of the transactions contemplated hereby have been duly authorized and no further consent or authorization is required, (iii) this Agreement and the E-Stamp Registration Rights Agreement have been duly executed and delivered on behalf of RGC, and (iv) this Agreement and the E-Stamp Registration Rights Agreement constitute legal, valid and binding agreements of RGC enforceable against RGC in accordance with their respective terms.

                  (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the E-Stamp Registration Rights Agreement by RGC and the consummation by RGC of the transactions contemplated hereby and thereby will not
(i) conflict with or result in a violation of any provision of the charter documents of RGC, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which RGC or any of its affiliates is a party (except for such conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, adversely affect or delay RGC's ability to consummate any of the transactions


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

contemplated by this Agreement or the E-Stamp Registration Rights Agreement). To the best of RGC's knowledge, RGC is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement and the E-Stamp Registration Rights Agreement in accordance with the terms hereof and thereof.

                  (d) NO OTHER AGREEMENTS. Other than the Transaction Documents, the E-Stamp Registration Rights Agreement and this Agreement, there are no mortgages, indentures, leases, contracts or other agreements or instruments, permits, concessions, franchises or licenses between RGC or its affiliates, on the one hand, and the Company or its affiliates, on the other hand.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND E-STAMP. Each of the Company and E-Stamp represent and warrant to RGC (with respect to itself and not with respect to the other) that:

                  (a) ORGANIZATION AND QUALIFICATION. Each of the Company and E-Stamp is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

                  (b) AUTHORIZATION; ENFORCEMENT. (i) Each of the Company and E-Stamp has all requisite corporate power and authority to enter into and perform this Agreement and the E-Stamp Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby, (ii) the execution and delivery of this Agreement and the E-Stamp Registration Rights Agreement by each of the Company and E-Stamp and the consummation by each of them of the transactions contemplated hereby and thereby (including, without limitation, the issuance by E-Stamp of the E-Stamp Shares to RGC pursuant to the Merger Agreement) have been duly authorized by their respective Boards of Directors, and no further consent or authorization of the Company or E-Stamp or their respective Boards of Directors or stockholders is required (subject only to the approval of the issuance of the Company Shares to RGC by the Company's stockholders and approval of the Merger by the stockholders of the Company and E-Stamp), (iii) this Agreement and the E-Stamp Registration Rights Agreement have been duly executed and delivered by the Company and E-Stamp, and (iv) this Agreement and the E-Stamp Registration Rights Agreement constitute legal, valid and binding obligations of each of the Company and E-Stamp, enforceable against each of them in accordance with their respective terms.

                  (c) ISSUANCE OF COMPANY SHARES. The Company Shares to be issued to RGC are duly authorized and reserved for issuance and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of


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stockholders of the Company or E-Stamp and will not impose personal liability upon the holder thereof.

                  (d) NO CONFLICTS. The execution, delivery and performance of this Agreement and the E-Stamp Registration Rights Agreement by the Company and E-Stamp and the consummation by the Company and E-Stamp of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the certificate of incorporation or by-laws of the Company or E-Stamp or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or E-Stamp or any of their respective subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or E-Stamp or either of their securities are subject) applicable to the Company or E-Stamp or any of their respective subsidiaries or by which any property or asset of the Company or E-Stamp or any of their respective subsidiaries is bound or affected (except, in the case of clauses (i), (ii) and (iii) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the Company or E-Stamp). Neither the Company nor E-Stamp is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the E-Stamp Registration Rights Agreement in accordance with the terms hereof or thereof (other than notification filings, if any, with the Nasdaq National Market or such national securities exchange, automated quotation system or bulletin board, and the requirement to file a Form S-4 containing a proxy statement/prospectus with the Securities and Exchange Commission).

                  (e) NO INVESTMENT COMPANY. E-Stamp is not, and upon the consummation of the Merger will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT Company"). E-Stamp is not controlled by an Investment Company.

                  (f) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, of which 52,881,618 shares are issued and outstanding, 12,021,272 shares are reserved for issuance pursuant to the Company's stock option plans, 2,825,126 shares are reserved for issuance pursuant to securities (other than the Debenture and the 2000 Warrant) exercisable for, or convertible into or exchangeable for shares of Company Common Stock; and (ii) 100,000 shares of preferred stock, 15,000 shares of which are designated as Series B Convertible Preferred Stock, none of which are issued and outstanding, and 35,000 shares of which are designated as Series D Preferred Stock, none of which are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE


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3(f), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the redemption of the Debenture. The Company has furnished to RGC true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Company Common Stock and the material rights of the holders thereof in respect thereto (including any planned changes to the exercise price or vesting schedule of any outstanding options or warrants). The Company shall provide RGC with a written update of this representation signed by the Company's President and Chief Executive or Chief Financial Officer on behalf of the Company as of the closing date of the Merger.

            4. COVENANTS.

                  (a) LISTING. E-Stamp shall promptly secure the listing of the E-Stamp Shares upon each national securities exchange or automated quotation system (including the Nasdaq SmallCap Market), if any, upon which shares of E-Stamp Common Stock are then listed (subject to official notice of issuance) and, so long as RGC owns the E-Stamp Shares, shall maintain, so long as any other shares of E-Stamp Common Stock shall be so listed, such listing of the E-Stamp Shares. E-Stamp will obtain and, for two (2) years following the consummation of the Merger, maintain the listing and trading of the E-Stamp Common Stock (or the capital stock of any successor entity) on the Nasdaq National Market (the "NNM"), the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or the Over-the-Counter Bulletin Board and will comply in all respects with E-Stamp's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers and such exchanges, as applicable. Following the consummation of the Merger, at RGC's request, E-Stamp shall promptly provide to RGC copies of any notices it receives from the NNM and any other exchanges or quotation systems on which the E-Stamp Common Stock is then listed regarding the continued eligibility of the E-Stamp Common Stock for listing on such exchanges and quotation systems.

                  (b) TRANSFER AGENT INSTRUCTIONS. E-Stamp shall issue irrevocable instructions to its transfer agent to issue unlegended certificates, registered in the name of RGC or its nominee, for the E-Stamp Shares in such amounts as may be specified from time to time by RGC (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"), so long as (i) the E-Stamp Shares are registered for resale by RGC pursuant to an effective registration statement under the Securities Act of 1933, as amended, or otherwise may be sold under Rule 144 promulgated under the Securities Act of 1933, as amended ("RULE 144"), without any restriction as to the number of securities as of a particular date that can then be immediately sold, (ii) RGC provides E-Stamp


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with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such E-Stamp Shares may be made without registration under the Securities Act of 1933, as amended, and such sale or transfer is effected or
(iii) RGC has provided E-Stamp with reasonable assurances that such E-Stamp Shares can be sold pursuant to Rule 144 or Rule 145, as applicable. E-Stamp acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to RGC by obliterating the intent and purpose of the transaction contemplated hereby. Accordingly, E-Stamp acknowledges that the remedy at law for a breach of its obligations under this Section 4(b) will be inadequate and agrees, in the event of a breach or threatened breach by E-Stamp of the provisions of this Section 4(b), that RGC shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions to prevent, cure or restrain any such breach and to enforce specifically the terms and provisions of this Section 4(b), without the necessity of showing economic loss and without any bond or other security being required.

                  (c) APPROVAL OF MERGER; STOCKHOLDER APPROVALS. Subject to the terms of the Merger Agreement, the Company and E-Stamp shall use their respective best efforts to consummate the Merger and obtain the stockholder approvals referred to in Section 3(b) hereof.

                  (d) TRANSFER OF DEBENTURE OR 2000 WARRANT. RGC agrees that, prior to the consummation of the Merger, it will not transfer the Debenture or the 2000 Warrant unless the transferee agrees to be bound by the provisions of this Agreement.

                  (e) TRANSFER OR RESALE. RGC has been advised that RGC may be deemed to be an "affiliate" of the Company at the effective time of the Merger, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 promulgated under the Securities Act, although nothing contained herein shall be construed as an admission by RGC that RGC is in fact an "affiliate" of the Company. RGC accordingly agrees that, in addition to the restrictions set forth in Section 1(c) of this Agreement, RGC will not transfer any of the E-Stamp Shares unless (a) such transfer is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (b) such E-Stamp Shares are sold pursuant to an effective registration statement under the Securities Act, (c) RGC delivers to E-Stamp a written opinion of counsel, reasonably acceptable to E-Stamp in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act, or (d) the E-Stamp Shares are sold pursuant to Rule 144. Notwithstanding the foregoing or anything else contained herein to the contrary, the E-Stamp Shares may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement. RGC agrees to sell the E-Stamp Shares, including those represented by a certificate(s) from which the legend has been removed pursuant to Section 4(b) hereof, in compliance with applicable prospectus delivery requirements, if any.

                  (f) REVERSE STOCK SPLIT. RGC agrees that it will vote in favor of any proposal approved by a majority of the members of the board of directors of E-Stamp seeking stockholder approval of a reverse stock split at any annual or special meeting of the stockholders of E-Stamp held for such purpose prior to the one hundred eightieth (180th) day following consummation of the Merger.

                  (g) SIDE LETTER. The parties agree that if, pursuant to the terms of that certain letter agreement, dated of even date herewith, between the Company and E-Stamp, the Merger is restructured to be an acquisition by the Company of E-Stamp, the parties shall amend this Agreement and the E-Stamp Registration Rights Agreement (provided that the economic and other benefits to be afforded RGC pursuant to this Agreement and the E-Stamp Registration Rights Agreement are preserved in their entirety in such amended agreements) and take such other actions as are necessary to reflect the Company as the surviving company in the Merger and to consummate the transactions contemplated by this Agreement and the E-Stamp Registration Rights Agreement.

            5. CONDITIONS TO THE COMPANY'S AND E-STAMP'S OBLIGATIONS.

                  The obligations of the Company and E-Stamp hereunder to pay to RGC $1,000,000 and issue the Company Shares in redemption of the Debenture at the Closing is subject to the satisfaction, at or before the date of the Closing, of each of the following conditions thereto, provided that these conditions are for the Company's and E-Stamp's sole benefit and may be waived in writing by the Company and E-Stamp (acting collectively) at any time in their sole discretion:

                  (a) RGC shall have executed this Agreement and the E-Stamp Registration Rights Agreement, and delivered the same to the Company.

                  (b) RGC shall have delivered the Debenture for redemption in accordance with Section 1(a) above.

                  (c) The representations and warranties of RGC shall be true and correct in all material respects as of the date when made and as of the date of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and RGC shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by RGC at or prior to the date of the Closing.

                  (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (e) The Company and E-Stamp shall have obtained the stockholder approvals referred to in Section 3(b) of this Agreement and the Merger shall be consummated concurrent with the Closing hereunder.

            6. CONDITIONS TO RGC'S OBLIGATIONS.

            The obligations of RGC hereunder to deliver the Debenture at the Closing is subject to the satisfaction, at or before the date of the Closing, of each of the following


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

conditions, provided that these conditions are for RGC's sole benefit and may be waived in writing by RGC at any time in its sole discretion:

                  (a) The Company and E-Stamp shall have executed this Agreement and the E-Stamp Registration Rights Agreement, and delivered the same to RGC.

                  (b) E-Stamp shall have paid to RGC $1,000,000 and the Company shall have delivered to RGC the Company Shares.

                  (c) The Irrevocable Transfer Agent Instructions, in form and substance reasonably satisfactory to RGC and consistent with the provisions of
Section 4(a) hereof, shall have been delivered to and acknowledged in writing by E-Stamp's Transfer Agent.

                  (d) The representations and warranties of the Company and E-Stamp shall be true and correct in all material respects as of the date when made and as of the date of Closing as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company and E-Stamp shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and E-Stamp at or prior to the date of the Closing. RGC shall have received a certificate or certificates, executed by the chief executive officer or chief financial officer of each of the Company and E-Stamp, dated as of the date of the Closing, to the foregoing effect and as to such other matters, including, but not limited to, with respect to the Company's and E-Stamp's certificate of incorporation, bylaws and Board of Directors' resolutions relating to the transactions contemplated hereby as would customarily be contained in an officer's certificate and secretary's certificate in a comparable transaction.

                  (e) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (f) The E-Stamp Common Stock shall be listed for trading on the NNM, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or the Over-the-Counter Bulletin Board, trading in the E-Stamp Common Stock shall not have been suspended by the SEC or such trading market and the E-Stamp Shares shall have been authorized for quotation on such trading market.

                  (g) The Company and E-Stamp shall have obtained the stockholder approvals referred to in Section 3(b) of this Agreement and the Merger shall be consummated concurrent with the Closing hereunder.

                  (h) RGC shall have received an officer's certificate described in Section 3(f) above, dated as of the date of the Closing.

            7. MISCELLANEOUS.

                  (a) TERMINATION. This Agreement will terminate on the earlier of (a) the date of termination of the Merger Agreement and (b) September 30, 2001. (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). The parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  (c) COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  d) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (e) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (f) ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the E-Stamp Registration Rights Agreement and the Waiver contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, such documents supercede all prior agreements among the parties with respect to the matters covered herein or therein. Except as specifically set forth in this Agreement, the E-Stamp Registration Rights Agreement and the Waiver, none of the Company, E-Stamp or RGC makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  (g) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           Learn2.com, Inc.
                           1311 Mamaroneck Avenue
                           White Plains, New York 10605
                           Attention: President and Chief Executive Officer
                           Facsimile: (914) 682-4440

                  With copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention: Gerald Adler, Esq.
                           Facsimile: (212) 891-9598

                  If to E-Stamp:

                           E-Stamp Corporation
                           2051 Stierlin Court
                           Mountain View, California 94043
                           Attention: President and Chief Executive Officer
                           Facsimile: (650) 919-7886

                  With a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention: N. Anthony Jeffries, Esq.
                           Facsimile: (650) 493-6811

                  If to RGC: To the address set forth immediately below RGC's name on the signature pages hereto.

                  With copy to:

                           Ballard Spahr Andrews & Ingersoll, LLP
                           1735 Market Street, 51st Floor
                           Philadelphia, Pennsylvania  19103-7599
                           Attention: Gerald J. Guarcini, Esq.
                           Facsimile: (215) 864-8999

Each party shall provide notice to the other parties of any change in address.

                  (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. None of the Company, E-Stamp nor RGC shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

                  (i) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (j) SURVIVAL. The representations and warranties of the parties and the agreements and covenants set forth herein shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of any party.

                  (k) PUBLICITY. The Company, E-Stamp and RGC shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company or E-Stamp shall be entitled, without the prior approval of RGC to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although RGC shall be consulted by the Company or E-Stamp in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                  (l) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (m) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

LEARN2.COM, INC.


By:
    -------------------------------------
    Stephen P. Gott
    President and Chief Executive Officer


E-STAMP CORPORATION


By:
    -------------------------------------
    Robert H. Ewald
    President and Chief Executive Officer


RGC INTERNATIONAL INVESTORS, LDC

By:      Rose Glen Capital Management, L.P.,
         Investment Manager

         By:      RGC General Partner Corp.,
                  as General Partner

By:
    -------------------------------------
    Steve Katznelson
    Managing Director

RESIDENCE: Cayman Islands

ADDRESS:

c/o Rose Glen Capital Management, L.P.
3 Bala Plaza East, Suite 501
251 St. Asaphs Road
Bala Cynwyd, PA 19004
Facsimile: (610) 617-0570
Telephone: (610) 617-5900


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